Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(19,143,850)
Unrealized Gain (Loss) on Market Value of Futures	53,826,440
Dividend Income	33,408
Interest Income	257,940
ETF Transaction Fees	10,070
Total Income (Loss)	$34,984,008

Expenses
General Partner Management Fees	$181,445
Professional Fees	61,375
Brokerage Commissions	250,510
Non-interested Directors' Fees and Expenses	2,314
Prepaid Insurance Expense	4,505
NYMEX License Fee	4,536
SEC & FINRA Registration Expense	22,500
Total Expenses	$527,185
Net Income (Loss)	$34,456,823

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/20	$327,914,952
Additions (8,800,000 Shares)	112,914,771
Withdrawals (1,500,000 Shares)	(21,218,103)
Net Income (Loss)	34,456,823

Net Asset Value End of Month	$454,068,443
Net Asset Value Per Share (33,684,588 Shares)	$13.48

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596